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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Shareholders of
On'Village Communications, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 26, 1997, relating to the financial statements of On'Village Communications, Inc., which are contained in that Prospectus.

     We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

Los Angeles, California

September 30, 1997